Exhibit (h)(6)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

In connection with the agreement by Legg Mason Partners Fund Advisor, LLC to waive fees and/or reimburse operating expenses of the funds to the amounts presented to and described to the Board of Trustees (as summarized below), the following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

FUND EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of that Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in the such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON PARTNERS INCOME TRUST

Taxable Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date

Western Asset Adjustable Rate Income Fund*	A	0.88	12/31/19
	C1	1.38	12/31/19
	C	1.63	12/31/19
	R	1.13	12/31/19
	FI	0.88	12/31/19
	I	0.53	12/31/19
	IS	0.43 Not to exceed I	12/31/19

Western Asset Short-Term Bond Fund*	A	0.80	12/31/19
	C1	1.05	12/31/19
	R	1.10	12/31/19
	C	1.55	12/31/19
	FI	0.80	12/31/19
	I	0.50	12/31/19
	IS	0.40 Not to exceed I	12/31/19

Western Asset Short Duration High Income Fund*	A	1.00	12/31/19
	C1	None	—
	C	1.75	12/31/19
	R	1.40	12/31/19
	I	0.85	12/31/19
	IS	0.70 Not to exceed I	12/31/19

Western Asset Global High Yield Bond Fund*	A	None	—
	C1	None	—
	C	1.95	12/31/19
	R	1.45	12/31/19
	FI	1.15	12/31/19
	I	0.90	12/31/19
	IS	0.80 Not to exceed I	12/31/19

Western Asset Income Fund*	A	None	—
	C1	None	—
	C	1.80	12/31/19
	R	1.30	12/31/19
	FI	1.00	12/31/19
	I	0.70	12/31/19
	IS	0.60 Not to exceed I	12/31/19

Fund Name	Share Class	Cap Level	Expiration Date

Western Asset Mortgage Backed Securities Fund*	A	None	—
	C1	None	—
	C	1.75	12/31/19
	1	At A Level	12/31/19
	R	1.25	12/31/19
	FI	0.95	12/31/19
	I	0.70	12/31/19
	IS	0.60 Not to exceed I	12/31/19

Western Asset Corporate Bond Fund*	A	0.95	12/31/19
	C1	1.40	12/31/19
	C	1.70	12/31/19
	P	1.20	12/31/19
	R	1.25	12/31/19
	FI	0.95	12/31/19
	I	0.65	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset Emerging Markets Debt Fund*	A	1.10	12/31/19
	A2	1.30	12/31/19
	C1	1.55	12/31/19
	C	1.85	12/31/19
	R	1.40	12/31/19
	FI	1.10	12/31/19
	I	0.80	12/31/19
	IS	0.70 Not to exceed I	12/31/19

Western Asset Short Term Yield Fund[1]	FI	0.70	12/31/19
	I	0.45	12/31/19
	IS	0.35 Not to exceed I	12/31/19

Municipal Funds:

Fund Name	Share Class	Cap Level	Expiration Date

Western Asset Pennsylvania Municipals Fund*	A	None	—
	C	None	—
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset Oregon Municipals Fund*	A	0.75	12/31/19
	C	1.30	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Fund Name	Share Class	Cap Level	Expiration Date

Western Asset Intermediate Maturity New York Municipals Fund*	A	0.75	12/31/19
	C	1.35	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset New York Municipals Fund*	A	None	—
	C	None	—
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset California Municipals Fund*	A	None	—
	C	None	—
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset Managed Municipals Fund*	1	At A Level	12/31/19
	A	None	—
	C	None	—
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.50 Not to exceed I	12/31/19

Western Asset Intermediate Maturity California Municipals Fund*	A	0.75	12/31/19
	C	1.35	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset Municipal High Income Fund*	A	None	12/31/19
	C	None	12/31/19
	FI	0.90	12/31/19
	I	0.65	12/31/19
	IS	0.60 Not to exceed I	12/31/19

Western Asset Massachusetts Municipals Fund*	A	0.75	12/31/19
	C	1.30	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Fund Name	Share Class	Cap Level	Expiration Date

Western Asset New Jersey Municipals Fund*	A	None	12/31/19
	C	None	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset Intermediate-Term Municipals Fund*	A	None	12/31/19
	C	None	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

Western Asset Short Duration Municipal Income Fund*	A	0.75	12/31/19
	A2	0.95	12/31/19
	C	1.10	12/31/19
	FI	0.85	12/31/19
	I	0.60	12/31/19
	IS	0.55 Not to exceed I	12/31/19

*

Standard – The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses.

[1]

These arrangements cannot be terminated prior to the earlier of December 31, 2026, or such time as the fund ends a fiscal year with net assets of at least $200 million, without the Board of Trustees’ consent.

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA; The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect.

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